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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                    CAE INC.
             (Exact name of registrant as specified in its charter)

                CANADA                                       N/A
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     ROYAL BANK PLAZA, SUITE 3060
         TORONTO, ONTARIO                                  M5J 2J1
(Address of principal executive offices)                  (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

     [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
     [ ]

       Securities Act registration file number to which this form relates:

                                    333-91944

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                     Name of each exchange on which
        to be so registered                     each class is to be registered

COMMON SHARES INCLUDING COMMON SHARE                NEW YORK STOCK EXCHANGE
   PURCHASE RIGHTS PURSUANT TO THE
 REGISTRANT'S SHAREHOLDER RIGHTS PLAN,
WHICH RIGHTS WILL TRADE TOGETHER WITH THE
             COMMON SHARES

     Securities to be registered pursuant to Section 12(g) of the Act: NONE

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          For a description of the securities to be registered hereunder, reference is made to the information set forth under the caption "Description of Share Capital" in the Registration Statement on
          Form F-10 (File No. 333-91944) of CAE Inc. (the "Company") originally filed with the Securities and Exchange Commission on July 3, 2002 and thereafter amended (as amended, "the Registration Statement on Form F-10"), which description is hereby incorporated by reference in answer to this Item. For the purpose of the description of the securities to be registered hereunder, any prospectus supplement relating to the Registration Statement on Form F-10 filed pursuant to General Instruction II.L. under Form F-10 under the Securities
          Act of 1933, as amended, which purports to describe the securities shall be deemed to be incorporated by reference in answer to this Item.

ITEM 2.   EXHIBITS

          1.1 The Registration Statement on Form F-10 is incorporated herein by reference, as applicable.

          1.2  Articles of Amalgamation of the Company.

          1.3  Bylaws of the Company, as amended.

          1.4 Amended and Restated Shareholder Protection Rights Plan Agreement of the Company dated June 14, 2000 and Assignment of Agencies Agreement dated January 15, 2001.

          1.5  Form of Common Share certificate.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              CAE INC.
                              Registrant



Date:  July 22, 2002          By: /s/ D.H. Burney
                                  ------------------------------------
                                  Name:   D.H. Burney
                                  Title:  President and Chief Executive Officer

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION

  1.1 The Registration Statement on Form F-10 is incorporated herein by reference, as applicable.

  1.2          Articles of Amalgamation of the Company.

  1.3          Bylaws of the Company, as amended.

  1.4 Amended and Restated Shareholder Protection Rights Plan Agreement of the Company dated June 14, 2000 and Assignment of Agencies Agreement dated January 15, 2001.

  1.5          Form of Common Share certificate.

                                       4